As filed with the Securities and Exchange Commission on May 12, 2000
                                              Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              GUILFORD MILLS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                   13-1995928
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                              GUILFORD MILLS, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN
                              (Full Title of Plan)

                                CHARLES A. HAYES
                              CHAIRMAN OF THE BOARD
                              GUILFORD MILLS, INC.
                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407
                                 (336) 316-4000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                             JEFFREY E. TABAK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed Maximum      Proposed Maximum
    Title of Each Class of Securities to be           Amount to be        Offering Price      Aggregate Offering        Amount of
                  Registered                        Registered (1)(3)    Per Share (2)(3)        Price (2)(3)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.02 per share
(including Preferred Stock Purchase Rights) (3)       100,000 shares          $7.1875              $718,750             $190
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 10, 2000.

(3) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; the value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================


NY2:\873540\04\$Q1004!.DOC\51040.0001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission (File No. 1-6922) by Guilford Mills, Inc. (the "Company") are incorporated herein by reference:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1999;

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 2, 2000; and

       (c) The description of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A as filed with the Commission pursuant to
              Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.              DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and/or amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145 also states that the indemnification and advancement of expenses provided for in such section shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Indemnification rights and advancement of expenses to which a director, officer, employee or agent is entitled under Section 145 continue for the benefit of the successors of such person.

                     The By-laws of the Company contain provisions which are designed to provide for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

                     In addition to the Company's By-law provisions, the Company maintains liability insurance for its and its subsidiaries' directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company or of a subsidiary.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.              EXHIBITS.

EXHIBIT NO.                               DESCRIPTION
-----------       --------------------------------------------------------------

4(a)     -        Restated Certificate of Incorporation of the Company, dated
                  June 8, 1999 (incorporated by reference to Exhibit 3 to the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1999).

4(b)     -        By-Laws of the Company, as amended through January 1, 2000
                  (incorporated by reference to Exhibit 3 to the Company's
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  January 2, 2000).

4(c)     -        Rights Agreement dated as of August 23, 1990 between the
                  Company and The First National Bank of Boston, as Rights Agent
                  (incorporated by reference to Exhibit 1 to the Company's
                  Current Report on Form 8-K filed with the SEC on September 7,
                  1990).

4(d)     -        Appointment of Successor Rights agent, dated January 28,
                  1994, between the Company and Wachovia Bank of North Carolina,
                  N.A. (incorporated by reference to Exhibit 4(e) to the Company's Annual Report of Form 10-K for the fiscal Year ended
                  October 1, 1995).

4(e)     -        Appointment of Successor Rights Agent, dated as of April 1,
                  1999, between the Company and American Stock Transfer & Trust
                  Company (incorporated by reference to Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999).

23       -        Consent of Arthur Andersen LLP. (filed herewith)

24       -        Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

99(a)    -        Guilford Mills, Inc. Non-Employee Director Stock Plan.
                  (filed herewith)


ITEM 9.              UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section

                13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensboro, State of North Carolina, on this 12th day of May, 2000.

                                        GUILFORD MILLS, INC.

                                        By: Terrence E. Geremski
                                            ----------------------------------
                                            Name: Terrence E. Geremski
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terrence E. Geremski, Robert A. Emken, Jr., or any of them, each acting individually, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                                  Title                                     Date
           ---------                                                  -----                                     ----
           Charles A. Hayes                              Chairman of the Board                              May 12, 2000
------------------------------------------------         of Directors
Charles A. Hayes


           John A. Emrich                                Director; President                                May 12, 2000
------------------------------------------------         and Chief Executive Officer
John A. Emrich                                           (Principal Executive Officer)


           Terrence E. Geremski                          Director; Executive                                May 12, 2000
------------------------------------------------         Vice President and Chief Financial
Terrence E. Geremski                                     Officer (Principal Financial
                                                         and Accounting Officer)


           George Greenberg                              Vice Chairman of the                               May 12, 2000
------------------------------------------------         Board of Directors
George Greenberg



           Tomokazu Adachi                               Director                                           May 12, 2000
------------------------------------------------
Tomokazu Adachi




                                      II-5

           Donald B. Dixon                                Director                                          May 12, 2000
------------------------------------------------
Donald B. Dixon



           Paul G. Gillease                               Director                                          May 12, 2000
------------------------------------------------
Paul G. Gillease



           Bruno Hofmann                                  Director                                          May 12, 2000
------------------------------------------------
Bruno Hofmann



                                                          Director                                          May 12, 2000
------------------------------------------------
Stephen C. Hassenfelt



           Sherry R. Jacobs                               Director                                          May 12, 2000
------------------------------------------------
Sherry R. Jacobs



           Stig A. Kry                                    Director                                          May 12, 2000
------------------------------------------------
Stig A. Kry



           Grant M. Wilson                                Director                                          May 12, 2000
------------------------------------------------
Grant M. Wilson



           Jacobo Zaidenweber                             Director                                          May 12, 2000
------------------------------------------------
Jacobo Zaidenweber










                                      II-6

                                  EXHIBIT INDEX

EXHIBIT NO.                               DESCRIPTION
-----------       --------------------------------------------------------------

4(a)     -        Restated Certificate of Incorporation of the Company, dated
                  June 8, 1999 (incorporated by reference to Exhibit 3 to the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1999).

4(b)     -        By-Laws of the Company, as amended through January 1, 2000
                  (incorporated by reference to Exhibit 3 to the Company's
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  January 2, 2000).

4(c)     -        Rights Agreement dated as of August 23, 1990 between the
                  Company and The First National Bank of Boston, as Rights Agent
                  (incorporated by reference to Exhibit 1 to the Company's
                  Current Report on Form 8-K filed with the SEC on September 7,
                  1990).

4(d)     -        Appointment of Successor Rights agent, dated January 28,
                  1994, between the Company and Wachovia Bank of North Carolina,
                  N.A. (incorporated by reference to Exhibit 4(e) to the
                  Company's Annual Report of Form 10-K for the fiscal Year ended
                  October 1, 1995).

4(e)     -        Appointment of Successor Rights Agent, dated as of April 1,
                  1999, between the Company and American Stock Transfer & Trust
                  Company (incorporated by reference to Exhibit 4(a) to the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1999).

23       -        Consent of Arthur Andersen LLP. (filed herewith)

24       -        Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by
                  reference).

99(a)    -        Guilford Mills, Inc. Non-Employee Director Stock Plan.
                  (filed herewith)



